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                                     EXHIBIT 5.1








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                                  King & Spalding
                                191 Peachtree Street
                            Atlanta, Georgia 30303-1763



                                 November 26, 1997



International Airline Support Group, Inc.
1954 Airport Road
Suite 200
Atlanta, Georgia 30341

    Re:  Form S-8 Registration Statement relating to
         115,000 shares of common stock, par value $.001 per share, of International Airline Support Group, Inc.

Gentlemen:

         We have acted as counsel for International Airline Support Group, Inc., a Delaware corporation ("IASG"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 115,000 shares of IASG common stock, par value $.001 per share, to be issued in connection with the 1996 Long Term Incentive and Share Award Plan (the "Plan"). As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of IASG issuable in connection with the Plan have been duly authorized and, when issued in accordance with the terms of the Plan as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                             Very truly yours,


                             /s/ King & Spalding
                             --------------------------
                             King & Spalding


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